                                                                     EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement") is entered into as of the 16th day of November 2001, by and among MCY.COM, INC., a Delaware corporation ("MCYC"), CARTER HILL VENTURE LTD., a corporation organized under the laws of Yukon Territory, Canada ("Carter Hill") and the shareholders of Carter Hill identified on the signature page hereto ("Carter Hill Shareholders").

                                    RECITALS

         WHEREAS, Carter Hill Shareholders own 100% of the 3,000 issued and outstanding shares of common stock of Carter Hill (the "Carter Hill Shares"); and

         WHEREAS, MCYC desires to acquire all of the Carter Hill Shares, and Carter Hill Shareholders desire to exchange all of their Carter Hill Shares for an aggregate of 30,000,000 shares of common stock of MCYC (the "MCYC Shares").

         WHEREAS, through the transactions referenced above, MCYC will own 100% of the Carter Hill Shares and Carter Hill will become a wholly owned subsidiary of MCYC.

         WHEREAS, the parties desire that upon execution of this Agreement, Bernhard Fritsch in his capacity as an officer and a director of MCYC and its subsidiaries and Hubertus von Hesse in his capacity as a director of MCYC shall resign from such positions and are to be replaced by the officers and directors of Carter Hill as the new management of MCYC.

         NOW, THEREFORE, for and in consideration of the mutual covenants and representations and warranties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, MCYC, Carter Hill and Carter Hill Shareholders agree as follows:

1.       THE ACQUISITION.

         1.1 Acquisition. At the Closing (as defined in section 4, below), MCYC shall acquire from Carter Hill Shareholders and Carter Hill Shareholders shall sell, transfer, assign and convey to MCYC 100% of the Carter Hill Shares in exchange for 30,000,000 MCYC Shares. The MCYC Shares issued to Carter Hill Shareholders shall have the rights, restrictions and privileges set forth in MCYC's Certificate of Incorporation, as amended and in the stock certificates therefore. The MCYC Shares transferred to the Carter Hill Shareholders are "restricted shares" and are not freely transferable for at least a period of a year as described herein. Upon the Closing, Carter Hill shall become a wholly owned subsidiary of MCYC.

         1.2 Taxes. It is the intent of the parties that this reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party shall be responsible for and shall pay any and all taxes, charges or fees attributable to such party, including individual state and federal income taxes, arising out of, or by reason of, the exchange of MCYC Shares for the Carter Hill Shares, or otherwise in connection with the transactions contemplated hereby. Each party hereto represents and warrants that it has relied solely on the opinions or advice of its own professional advisors with respect to the tax consequences of this transaction, if any, and has not relied on the opinions or advice of the other parties or its professional advisors in any way with respect to the tax consequences of this transaction.

2.       CHANGE IN MANAGEMENT OF MCYC AND UNWIND PROVISION

         2.1 Change in Management of MCYC.

             (a) By execution of the Severance Agreement attached hereto as EXHIBIT A and executed simultaneously herewith, Bernhard Fritsch, pursuant to the terms and conditions of the Severance Agreement resigns as an officer and director of MCYC and its subsidiaries; Hubertus von Hesse also resigns as a director of MCYC . Simultaneously with the resignation of the persons mentioned above, the board of directors of MCYC will appoint the persons identified below to serve in certain capacities as the officers and directors of MCYC ( the "Carter Hill Management Team") until their successors are duly elected at the next annual shareholders' meeting of MCYC:

                  Name                                       Position with MCYC
                  ----                                       ------------------
                  C.L. Harper.................................Director, President, Treasurer
                  Michael A. J. Harrop........................Director, Secretary
                  Eric Drizenko...............................Director

         2.2 Indemnification

             (a) Indemnification. Carter Hill hereby indemnifies MCYC for, and will pay to MCYC the amount of, any losses, liabilities, claims, damages (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorneys' fees) or diminutions of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any (i) breach of any representation or warranty made by Carter Hill in this Agreement or any other certificate or document delivered by Carter Hill pursuant to this Agreement and (ii) any misstatement or misrepresentation by Carter Hill in this Agreement or any other documents delivered pursuant to this Agreement.

             (b) Indemnification of Former MCYC Officers and Directors. MCYC shall indemnify and hold harmless each of Bernhard Fritsch and Hubertus von Hesse (collectively herein referred to as the "Managers") and shall reimburse each of the Managers, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising from or in connection with against any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of MCYC, to the fullest extent permitted by MCYC's Certificate of Incorporation, as amended, and the General Corporation Law of Delaware. The obligations of MCYC to indemnify and hold harmless the Indemnified Persons shall also apply to any action, claim or suit which arises from the operations of MCYC prior to the Closing Date, to the extent that MCYC's liability therefore is not covered by insurance, whether or not such action, claim or suit is disclosed in this Agreement or the Schedules attached hereto.

             (c) Procedure for Indemnification. Promptly after receipt by a person entitled to indemnification under Sections 2.2 (a) or (b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not receive it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonable withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause (ii) and no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld) and (c) the indemnified party will reasonable cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within 15 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated party other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

3.       MCYC TECHNOLOGY

         3.1 Maintenance of Systems. After appointment to serve as the new management of MCYC, the Carter Hill Management Team agrees to continue to maintain the minimum hosting, storage and service requirements consistent with current operating standards determined by Bernhard Fritsch to be necessary to utilize the technology licensed to MCYC by Bernhard Fritsch for a minimum period of two (2) years from the execution of this Agreement.

         3.2 Consulting Agreement. Bernhard Fritsch shall be retained as a consultant to MCYC, pursuant to the terms and conditions of a consulting agreement executed simultaneously herewith between MYC and Bernhard Fritsch (the "Consulting Agreement") as attached hereto as EXHIBIT B.

4. CLOSING. A "Closing" shall take place at a location to be mutually agreed upon by the parties, on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date and/or time as the parties may mutually determine.

         4.1 Delivery of Documents at Post-Closing. The parties undertake to promptly, but in no event later than November 20, 2001, undertake the delivery of documents required by this Agreement post-closing:

             (a) Carter Hill Shareholders shall deliver to MCYC certificates, duly endorsed or accompanied by stock powers duly executed in blank, evidencing 100% of the Carter Hill Shares.

             (b) MCYC shall issue to the Carter Hill Shareholders, and deliver certificates evidencing, the MCYC Shares, representing 10,000 MCYC shares for each Carter Hill Share, in proportion to the relative ownership indicated on the signature page hereof;

             (c) Carter Hill shall deliver to the Carter Hill Management Team Carter Hill's corporate minute books (which shall contain copies of the Certificate of Incorporation, as amended, and Bylaws, as amended), licenses and sub-licenses, non-disclosure and confidentiality agreements, and such other corporate books and records as may be reasonably requested;

             (d) MCYC shall deliver to the Carter Hill Management Team MCYC's corporate minute books(which shall contain copies of the Certificate of Incorporation and Bylaws, amended), licenses and sub-licenses, non-disclosure and confidentiality agreements, and such other corporate books and records as may be reasonably requested;

             (e) MCYC shall deliver an executed Consulting Agreement with Bernhard Fritsch.

             (f) MCYC shall deliver an executed copy of the Severance Agreement with Bernhard Fritsch attached hereto as Exhibit C.;

             (g) MCYC shall deliver an executed copy of the license agreement to be executed between MCYC and Bernhard Fritsch executed simultaneously herewith (the "Fritsch License") relating to certain intellectual property owned by Bernhard Fritsch as attached hereto as Exhibit D.

             (h) MCYC shall deliver an executed copy of the license agreement to be executed between - MCYC, NETrax Technologies Inc. and Bernhard Fritsch executed simultaneously herewith (the "NeTrax License") relating to certain intellectual property owned by MCYC and NeTrax Technologies Inc. as attached hereto as Exhibit E; and

             (i) the parties shall execute and deliver such other instruments and documents, if any, as may be required to effect the transactions contemplated herein.

5. REPRESENTATIONS OF CARTER HILL. Except as may be disclosed in writing prior to Closing, Carter Hill hereby represents and warrants, and to the extent specifically identified, Carter Hill Shareholders represent and warrant, that effective this date, the representations and warranties listed below are true and correct:

         5.1 Organization. Carter Hill is a corporation duly incorporated, validly existing and in good standing under the laws of Yukon Territory, Canada, with full power and authority to own and use its properties and conduct its business as presently conducted by it. Carter Hill shall furnish MCYC with copies of the Memorandum and Articles of Carter Hill, including all amendments thereto. Such copies are true, correct and complete and contain all amendments through the date hereof, which, together with this Agreement, are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

         5.2 Capitalization. The authorized stock of Carter Hill consists of 3,000 shares of common stock. All shares issued and outstanding are duly and validly authorized and issued and are fully paid and nonassessable. Carter Hill does not have outstanding any other security convertible into, or any warrant, option or other right to subscribe for or acquire any equity interest in Carter Hill.

         5.3 Authority. Carter Hill has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by Carter Hill and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Memorandum as amended, or Articles of Carter Hill or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which Carter Hill is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of Carter Hill, considered as a whole. Carter Hill has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of Carter Hill and Carter Hill Shareholders enforceable against them in accordance with its terms.

         5.4 Carter Hill Shareholders. Carter Hill Shareholders are the owners of 100% of the issued and outstanding common stock of Carter Hill; such Carter Hill Shares are free and clear from any security interests, claims, liens, or other encumbrances; and Carter Hill Shareholders have the unqualified right to transfer and dispose of their Carter Hill Shares.

         5.5 Due Diligence. Carter Hill shall furnish to MCYC copies of all documents requested by MCYC. No due diligence investigations undertaken by MCYC shall in any event relieve Carter Hill of its responsibility for the accuracy and completeness of any representation or warranty of Carter Hill contained herein or the performance of any covenant or agreement of Carter Hill contained herein; relieve Carter Hill Shareholders of their responsibilities for the accuracy and completeness of any representation or warranty of Carter Hill Shareholders contained herein.

         5.6 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Carter Hill and Carter Hill Shareholders of their obligations under this Agreement and their respective performance of the transactions contemplated hereby.

         5.7 Undisclosed Liabilities. Carter Hill has no material liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, except as disclosed on the unaudited financial statements for the nine months ended September 30, 2001 (the "Financial Statements") previously provided and those incurred in or as a result of the ordinary course of business of Carter Hill subsequent to the date of the financial statements.

         5.8 Assets. The assets of Carter Hill as set forth in its financial statements have been acquired in bona fide transactions, fully supported by appropriate instruments of assignment, sale, or transfer, where appropriate, and are offset by no liabilities or contingencies, contractual or otherwise, except as indicated in the financial statements.

         5.9 Litigation. Carter Hill is not involved in any pending litigation or governmental investigation or proceeding and, to the best knowledge of Carter Hill, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Carter Hill.

         5.10 Applicable Laws. Carter Hill has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws.

         5.11 Taxes. Carter Hill has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have become due as of the date of this Agreement, including any employment related taxes and withholdings, and Carter Hill, to the best of its knowledge, is not subject to a tax audit by any federal, state or local tax authority and its properties are not subject to any tax liens.

         5.12 Breach of Contracts. Carter Hill has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Carter Hill has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Carter Hill is subject.

         5.13 Carter Hill Disclosure. At the date of this Agreement, Carter Hill has disclosed all events, conditions and facts materially affecting the business and prospects of Carter Hill. Carter Hill has not withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, which may materially affect the business and prospects of Carter Hill. No representation or warranty by any of Carter Hill or the Carter Hill Shareholders in this Agreement, nor any statement, certificate or Schedule furnished, or to be furnished, by or on behalf of them pursuant to this Agreement, nor any document or certificate delivered to MCYC pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein not misleading.

         5.14 Financial Statements.

             (a) The unaudited balance sheets of each of the Companies as of September 30, 2001 and the related unaudited statement of earnings for the nine months ended September 30, 2001 prepared by Carter Hill previously delivered to MCYC, are complete and correct and present fairly the financial condition of Carter Hill as of September 30, 2001, and the results of its operations for the periods then ended, in conformity with United States generally accepted accounting principles applied on a basis consistent with that of preceding periods.

             (b) Since September 30, 2001, except as specified in Schedule 5.14, the business of Carter Hill has been carried on in the ordinary course in substantially the same manner as prior to that date, and Carter Hill has not:

                      (i) experienced any material adverse change in its financial condition or in the operation of its businesses from that shown on the unaudited financial statements as of September 30, 2001 referred to in subsection (a) of this Section;

                      (ii) incurred any damages, destruction or loss, whether covered by insurance or not, which materially and adversely affecting the business, property or assets any Carter Hill;

                      (iii) made any declaration, setting aside or payment of any dividend, or any distribution with respect to its Stock;

                      (iv) encountered any other event or condition of any character, not in the ordinary course of business, materially and adversely affecting its results of operations or business or financial condition.

             (c) Within 75 days of Closing, Carter Hill will provide audited financial statements for such fiscal periods as may be required by the SEC, which financial statements shall be audited in accordance to GAAP.

         5.14 Real Property. Except as set forth in Schedule 5.15 attached hereto, Carter Hill does not own an interest in any real property nor does it have a leasehold interest in any real property. Each such lease is in full force and effect on the date hereof without any default or breach thereof by Carter Hill or any other party thereto. No consent of any landlord or any other party is required under any such lease in order to consummate this transaction and to keep such lease in full force and effect without being terminable after the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. True and complete copies of all leases, including all amendments, addenda, waivers and all other binding documents affecting the tenant's rights thereunder, have previously been delivered to MCYC.

         5.15 Material Contracts. Carter Hill shall provide a schedule within one week of the date hereof of the contracts or leases material to the business of Carter Hill, whether written or oral, to which Carter Hill is a party (the "Material Contracts"). Carter Hill shall provide to MCYC access to true, correct and complete copies of all such Material Contracts (including, if any Contract has not been reduced to writing, a true, correct and complete written summary of the material terms thereof). All Material Contracts have been duly authorized and delivered, are in full force and effect and constitute the valid and binding obligations of Carter Hill enforceable in accordance with their respective terms. As to the Material Contracts, (i) there are no existing breaches or defaults by Carter Hill or its subsidiaries thereunder or, to the knowledge of Carter Hill, by the other parties to such Material Contracts, (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by Carter Hill thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than Carter Hill, it shall be limited to the knowledge of Carter Hill, (iii) none of them will result in any loss to Carter Hill upon completion or performance thereof and (iv) none of the parties to Material Contracts have expressed an indication to Carter Hill of their intention to cancel, renegotiate or exercise or not exercise any option under any such Material Contracts.

         5.16 Interests in Other Entities. Except as set forth in schedule 5.16, Carter Hill does not: (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation or entity; (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity; or (iii) have any obligation, direct or indirect, present or contingent: (A) to purchase or subscribe for any interest in, advance or loan monies to (except in the ordinary course of business), or in any way make investments in, any person or entity; or
(B) to share any profits or capital investments in other persons or entities, or both.

         5.17 Security Deposits, Claims. A list of all claims, deposits, prepayments, refunds causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes) payable or accruing to Carter Hill or its subsidiaries shall be provided to MCYC within seven days of the date hereof.

         5.18 Approvals and Consent. No approval, authorization or other action by, or filing with, any third-party, including a governmental authority is required in connection with the execution, delivery and performance by Carter Hill of its obligations under this Agreement and its performance of the transactions contemplated hereby.

         5.19 Intellectual Property. "Intellectual Property" means any and all
(i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) computer software (including data and related documentation), (vi) other proprietary rights and know-how, (vii) copies and tangible embodiments thereof (in whatever form or medium) and (viii) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder.

             (a) Carter Hill shall provide a schedule within seven days of the date hereof of each material license or licensing agreement used by Carter Hill in the conduct of its business.

             (b) Carter Hill shall provide a schedule within seven days of the date hereof the of each material license or licensing agreement granted by Carter Hill.

             (c) Carter Hill shall provide a schedule within seven days of the date hereof of all patents, trademarks, service marks or copyrights issued to or applied for by Carter Hill. Except as disclosed, Carter Hill either owns the entire right, title and interest in, to and under, or has an express or implied license to use, any and all Intellectual Property that is necessary for the conduct of its business in the manner that its business has heretofore been conducted, except where the failure to own or possess valid rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a material adverse Effect. Except as disclosed, none of the Intellectual Property is subject to any order, judgment, decree, stipulation or agreement materially restricting the use thereof by Carter Hill, and (ii) to the knowledge of Carter Hill, the use of the Intellectual Property does not conflict with, infringe upon or violate, in any respect that would reasonably be likely to have a material adverse effect, any Intellectual Property of any persons.

         5.20 Labor Matters. There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against Carter Hill or its subsidiaries or against any person with respect to any employee of Carter Hill or its subsidiaries pending or, to the knowledge of either of Carter Hill or its subsidiaries, threatened before any federal, state, local or foreign governmental entity or regulatory body. To the knowledge of Carter Hill, there is no basis for any such complaint, grievance or proceeding.

6. Representations of Carter Hill Shareholders.

Each Carter Hill Shareholder represents and warrants to MCYC, solely with respect to that Stockholder, that:

         6.1 Owner of the Shares. The Shareholder is the registered holder and the beneficial owner of the Carter Hill Shares set forth opposite the Shareholder's name as set forth on Schedule 6.1 attached hereto, all of which the Shareholder is transferring to MCYC ; in the aggregate, on the Closing, such Carter Hill Shares will constitute all of the issued and outstanding shares of capital stock of Carter Hill. With respect to those shares: (i) the Shareholder is the registered holder and beneficial owner of those shares and no other person has any legal or beneficial interest therein; (ii) the Shareholder has the legal power to transfer those Carter Hill Shares to MCYC, and no other person is required to consent thereto; and (iii) at the Closing, the Carter Hill Shareholder will convey title to those Carter Hill Shares to MCYC, free and clear of any encumbrances.

        6.2 Review of SEC Filings. The Carter Hill Shareholder has had the opportunity to review MCYC's annual and quarterly reports and all other filings as filed with the Securities and Exchange Commission (the "SEC").

         6.3 Opportunity for Investigation. MCYC has given the Carter Hill Shareholder the opportunity to meet with MCYC's directors and executive officers for the purpose of asking questions and receiving answers concerning the terms and conditions of the Agreement, and to obtain any additional information that MCYC may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information that MCYC has furnished the Carter Hill Shareholder in connection with this Agreement.

         6.4 Restricted Securities. The Carter Hill Shareholder understands and acknowledges that the MCYC Shares being issued to the Carter Hill Shareholder as part of this Agreement are "restricted securities," (as such terms is defined in Rule 144(a)(3)) under the Securities Act of 1933, as amended (the "Securities Act") that the certificate or certificates evidencing those shares will bear a legend, substantially in the form set forth below, indicating that those shares are restricted securities, and that those shares may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

         The legend referred to above will be substantially as follows:

         "THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE RESTRICTED SECURITIES, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, MADE THE SUBJECT OF A GIFT OR OTHERWISE TRANSFERRED, FOR VALUE OR OTHERWISE, WITHOUT THE WRITTEN APPROVAL OF COUNSEL FOR THE ISSUER MAKING SPECIFIC REFERENCE TO THIS CERTIFICATE. THE TRANSFER AGENTS OF THE ISSUER HAVE BEEN INSTRUCTED TO REGISTER TRANSFERS OF THE SHARES EVIDENCED BY THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS."

         6.5 Shareholder's Intent. The Shareholder is acquiring the MCYC Shares for the Shareholder's own account, for investment purposes, and not with a view towards their distribution.

         6.6 Enforceability. This Agreement is the Shareholder's valid and binding obligation, enforceable against the Shareholder in accordance with its terms.

7. REPRESENTATIONS OF MCYC. MCYC hereby represents and warrants that effective this date, the representations and warranties listed below are true and correct:

         7.1 Organization. MCYC is a corporation duly organized, validly existing under the laws of the State of Delaware with full power and authority to own and use its properties and conduct its business as presently conducted by it. Copies of the Certificate of Incorporation and the Bylaws of MCYC, including all amendments thereto have previously been filed with the SEC. Such copies are true, correct and complete and contain all amendments through the date hereof, together with this Agreement, which are sufficient to effect the transactions hereunder and evidence the intent of the parties hereto.

         7.2 Capitalization. The authorized stock of MCYC consists of (a) 100,000,000 shares of common stock, par value $0.001 per share, of which 62,174,507 shares have been issued and are outstanding; and (b) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 have been designated as Series I Voting Preferred Stock, all of which have been issued and are outstanding. At the time of their issuance and delivery pursuant to this Agreement, all MCYC Shares to be issued pursuant to the terms hereof shall be duly and validly authorized and issued, fully paid and nonassessable. Except as disclosed in MCYC's periodic reports filed with the SEC or as set forth in a schedule attached hereto, attached hereto, MCYC does not have outstanding any security convertible into, or any warrant, option or other right to subscribe for or acquire any shares of stock of MCYC; nor is MCYC under any obligation, whether written or oral, to issue any of its securities.

         7.3 Authority. MCYC has the requisite corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement by MCYC and the consummation of the transactions contemplated hereby will not violate or conflict with any provisions of the Certificate of Incorporation, as amended, or Bylaws of MCYC or contravene any law, rule, regulation, court or administrative order binding on it, or result in the breach of or constitute a default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, lease, judgment, decree, order, award, note, loan or credit agreement or any other material agreement or instrument to which MCYC is a party or by which it is bound, the default or breach of which would have a material adverse effect on the property and assets of MCYC, considered as a whole. MCYC has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of MCYC enforceable against it in accordance with its terms.

         7.4 Due Diligence. MCYC has furnished, or will furnish prior to Closing, to Carter Hill and Carter Hill Shareholders copies of all documents requested by them. No due diligence investigations undertaken by Carter Hill and Carter Hill Shareholders shall in any event relieve MCYC for the accuracy and completeness of any representation or warranty of MCYC contained herein or the performance of any covenant or agreement of MCYC contained herein.

         7.5 SEC Reporting. MCYC has filed all forms, reports and documents required to be filed with the SEC and has made copies of all such documents available to Carter Hill.

8. MUTUAL COVENANTS OF THE PARTIES. Each of the MCYC, Carter Hill and Carter Hill Shareholders covenant and agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated hereunder, including, but not limited to, obtaining any consents or approvals of any third-party required to be obtained to consummate the transactions contemplated by this Agreement.

9. CONDITIONS OF CLOSING. THE RESPECTIVE OBLIGATION OF EACH PARTY TO EFFECTUATE THE TRANSFER OF SHARES CONTEMPLATED HEREBY IS SUBJECT TO THE SATISFACTION OR WAIVER, IF APPLICABLE, AT OR PRIOR TO THE CLOSING, OF EACH OF THE FOLLOWING
CONDITIONS:

         9.1 Exhibits and Schedules. The Exhibits and Schedules shall have been delivered and accepted by MCYC and Carter Hill (such acceptance to be in each party's sole and absolute discretion) in accordance with the terms and conditions hereof;

         9.2 Each of the MCYC and Carter Hill shall have completed its respective continuing business, legal and accounting due diligence review, shall be satisfied with the results of such review in its sole and absolute discretion, and shall have notified the other that it has completed such review;

         9.3 Shareholder Approval. This Agreement shall have been duly adopted by Carter Hill Shareholders;

         9.4 Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Agreement or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order;

         9.5 Tax-Free Reorganization. The exchange of shares shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

         9.6 Ancillary Agreements. The Severance Agreement, the Consulting Agreement and the License are to be executed simultaneously herewith;

         9.7 Condition to Obligations of MCYC. The obligations of the MCYC to effect the transactions contemplated herein are also subject to the satisfaction or waiver by MCYC at or prior to the Closing of the following conditions:

             (a) Representations and Warranties of Carter Hill. The representations and warranties of Carter Hill set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct and
(ii) to the extent not qualified by material adverse effect shall be true and correct (except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not reasonably be expected to have a material adverse effect on Carter Hill and would not reasonably be expected to have a material adverse effect on the expected benefits of the Agreement to MCYC.

             (b) Performance of Obligations of Carter Hill. Carter Hill shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

             (c) Officer's Certificate. Carter Hill shall have delivered to MCYC a certificate signed on behalf of Carter Hill by an executive officer of Carter Hill certifying to the matters set forth in (a) and (b) above;

         (d) Representations and Warranties of Carter Hill Shareholders. The representations and warranties of the Carter Hill Shareholders set forth in this Agreement shall be true and correct

         (e) Consents Under Agreements. Carter Hill shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any contract to which Carter Hill is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Carter Hill or a material adverse effect on the expected benefits of this Agreement to MCYC.

             (f) Outstanding Securities. There shall be no securities outstanding that are convertible into any Carter Hill Shares.

             (g) Performance of Obligations of Carter Hill Shareholders. The Carter Hill Shareholders shall have performed, in all material respects, their respective obligations under this Agreement;

             (h) Legal Opinion. MCYC shall have received the opinion of legal counsel to Carter Hill and the Carter Hill Shareholders, reasonably satisfactory to MCYC, as to such matters relating to Carter Hill, the Carter Hill Shareholders and the transactions contemplated by this Agreement as MCYC shall reasonably request; and

         9.8 Conditions to Obligation of Carter Hill. The obligation of Carter Hill to effectuate this Agreement is also subject to the satisfaction or waiver by Carter Hill at or prior to the Closing of the following conditions:

             (a) Representations and Warranties. The representations and warranties of the MCYC set forth in this Agreement shall be true and correct as if made on and as of the Closing;

             (b) Performance of Obligations of MCYC. MCYC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

             (c) Officer's Certificate. MCYC shall have delivered to Carter Hill a certificate signed on behalf of MCYC by an executive officer of MCYC certifying to the matters set forth in (a) and (b) above.

10. TERMINATION. This Agreement may be terminated as follows:

             (a) Upon the written consent of both parties.

             (b) By either party, by notice to the other party, in the event that the Closing has not occurred on or before December 7, 2001.

             (c) In the event of termination of this Agreement pursuant to this
Section 10, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders.

11. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two
(2) years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

12. MISCELLANEOUS.

         12.1 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         12.2 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and will be effective when hand-delivered or upon delivery if sent by commercial courier service such as Federal Express or Airborne or on the day of delivery or first attempted delivery if sent by first class, postage prepaid, certified United States mail, return receipt requested (whether or not the return receipt is subsequently received), and addressed by the sender to the addresses set forth on the signature page hereof.

         12.3 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto consent to the jurisdiction of the Southern District of New York or the courts of the State of New York with respect to all disputes arising out of this Agreement.

         12.5 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. This Agreement shall not be assigned by any party hereto, except upon the consent, in writing, of the other parties hereto.

         12.6 Entire Agreement. This Agreement, including any documents delivered pursuant to the terms hereof, is the entire agreement of the parties covering everything agreed upon or understood with respect to the transactions contemplated hereby and supersedes all prior agreements, covenants, representations or warranties, whether written or oral, by any party hereto. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         12.7 Time. Time is of the essence. The parties each agree to proceed promptly and in good faith to consummate the transactions contemplated herein.

         12.8 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and obtaining any necessary regulatory approvals, including, without limitation, all fees and expenses of its respective counsel.

         12.9 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         12.10 Confidentiality. The parties shall maintain in strict confidence and shall not at any time disclose to any third party the terms or provisions of this Agreement.

         12.11. Brokers. No broker, finder, investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated herein.

         12.12. Counterparts and Facsimile Signatures. This Agreement and any exhibits, attachments, or documents ancillary hereto, may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


MCY.COM, INC., a Delaware corporation



By
    --------------------------------

Its



By
    --------------------------------

Its



CARTER HILL VENTURE LTD., a Yukon Territory corporation

By:
   -----------------------

Its:
    ----------------------




Carter Hill Shareholders
(as to the representations and warranties made by the Carter Hill Shareholders)


----------------------
STAR ANISE, LTD.


By:
   -----------------------


Its:
     ---------------------



----------------------
HARROP, LEES & BROWN & CO.


By:
   -----------------------


Its:
     ---------------------

Schedule 6.1

CARTER HILL SHAREHOLDERS                          No. of Shares of Carter Hill
                                                  Owned:



Harrop, Lees & Brown & Co.                        2,000

Star Ainse, Ltd.                                  1,000